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                                                                  EXHIBIT 21
                                                                to Form 10-K
                                                          filed on behalf of
                                                       Argosy Gaming Company
                                                 Commission File No. 0-21122

                       List of Significant Subsidiaries

The following is a list of the significant subsidiaries of the registrant:

                                           State of                  Percentage
                                         Incorporation                Ownership
Name of Significant Subsidiary          or Organization               of Entity
------------------------------          ---------------              ----------

Alton Gaming Company                  Illinois corporation              100%
The Missouri Gaming Company           Missouri corporation              100%
The St. Louis Gaming Company          Missouri corporation              100%
The Indiana Gaming Company            Indiana corporation               100%
Iowa Gaming Company                     Iowa corporation                100%
Iowa Development Corporation            Iowa corporation                100%
Argosy of Louisiana, Inc.            Louisiana corporation              100%
Jazz Enterprises, Inc.               Louisiana corporation              100%
Catfish Queen Partnership
In Commendam                         Louisiana Partnership              100%
Indiana Gaming Company, L.P.      Indiana limited partnership          57.5%
Belle of Sioux city, L.P.           Iowa limited partnership             70%